EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 20, 2014, with respect to the financial statements of Merrill Lynch Fund of Stripped ("Zero") U.S. Treasury Securities, Series L contained in Post-Effective Amendment No. 29 to the Registration Statement on Form S-6 (File No. 333-76661) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
April 23, 2014


















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